UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2016

Eastman Kodak Company

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,

Rochester, New York 14650

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

In accordance with the modified Dutch auction procedures in the Senior Secured Second Lien Term Credit Agreement by and among Eastman Kodak Company, as borrower (“Kodak”), the lenders party thereto, and Barclays Bank PLC, as Administrative Agent, dated as of September 3, 2013 (the “Credit Agreement”), Kodak offered to repurchase up to $25 million of second lien term loans within a price range of 97% to 98.5% of par.  As a result of this auction process, Kodak repurchased an aggregate of $13 million of second lien term loans (the “Repurchased Loans”), representing all second lien term loans with respect to which bids were received at prices within the range. The closing of the repurchase occurred on September 14, 2016, and the price paid for the Repurchased Loans was 98% of par.  The Repurchased Loans were automatically cancelled upon the repurchase pursuant to the terms of the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:	/s/ David E. Bullwinkle
Name:	David E. Bullwinkle
Title:	Chief Financial Officer and Senior Vice President

Date:  September 15, 2016

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